UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2013

Griffin-American Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, West Tower, Suite 200, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 270-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 4, 2013, our board of directors unanimously approved, and we and Griffin-American Healthcare REIT II Holdings, LP entered into, a Mutual Consent to Renew Advisory Agreement with Griffin-American Healthcare REIT Advisor, LLC, or our advisor. The advisory agreement, as renewed, has a term of one year and will terminate on January 7, 2014, unless earlier terminated in accordance with the terms of the advisory agreement or renewed for an additional one-year term upon written mutual consent of the parties to the advisory agreement.

The material terms of the advisory agreement are qualified in their entirety by the agreement attached as Exhibit 10.1 to our Current Report on Form 8-K filed on November 9, 2011 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT II, Inc.

January 10, 2013	By:	Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer